ACCOUNTANT'S CONSENT

The Board of Directors
Beta Oil & Gas, Inc.

We consent to the use of our report dated February 9, 1999, included herein and to the reference to our firm under the heading "Experts" in the Prospectus.

/s/ HEIN + ASSOCIATES LLP


Orange, California


June 9, 1999